UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2014

Immune Pharmaceuticals Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-51290	52-1841431
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

708 Third Avenue, Suite 210, New York, New York		10591
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 606-3500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On April 7, 2014, Immune Pharmaceuticals Inc. (the “Company”) and Melini Capital Corp. (“Melini”), an affiliate of the Company, entered into a three-year, $5.0 million Revolving Line of Credit (“Line of Credit”). Borrowings under the Line of Credit incur interest at a rate of 12% per annum, payable quarterly. Any amounts borrowed under the Line of Credit, if any, become due upon maturity, April 7, 2017. This facility is unsecured and subordinated to the Company’s senior secured term loan with MIDCAP FUNDING III. Additionally, either party has the right to terminate the Line of Credit upon completion of a capital raise in excess of $5.0 million.

Daniel Kazado, a member of our board of director, is a senior advisor to Melini.

The Line of Credit is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Revolving Line of Credit, dated as of April 7, 2014, by and between Immune Pharmaceuticals Inc. and Melini Capital Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.
Date: April 11, 2014	By:	/s/ Daniel G. Teper
Name: Daniel G. Teper
Title: Chief Executive Officer